UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of earliest event reported:    November 17, 1999
Date of report:                     December 7, 1999

Commission             Registrant, State of Incorporation,  I.R.S. Employer
File Number              Address and Telephone Number       Identification No.

1-1443                 Central and South West Corporation   51-0007707
                       (A Delaware Corporation)
                       1616 Woodall Rodgers Freeway
                       Dallas, Texas 75202-1234
                       (214) 777-1000

0-346                  Central Power and Light Company      74-0550600
                       (A Texas Corporation)
                       539 North Carancahua Street
                       Corpus Christi, Texas 78401-2802
                       (512) 881-5300

0-343                  Public Service Company of Oklahoma   73-0410895
                       (An Oklahoma Corporation)
                       212 East 6th Street
                       Tulsa, Oklahoma 74119-1212
                       (918) 599-2000

1-3146                 Southwestern Electric Power Company  72-0323455
                       (A Delaware Corporation)
                       428 Travis Street
                       Shreveport, Louisiana 71156-0001
                       (318) 222-2141

0-340                  West Texas Utilities Company         75-0646790
                       (A Texas Corporation)
                       301 Cypress Street
                       Abilene, Texas 79601-5820
                       (915) 674-7000


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GLOSSARY OF TERMS
The following abbreviations or acronyms used in this text are defined below:

Abbreviation or Acronym    Definition
AEP........................American Electric Power Company, Inc., Columbus, Ohio
AEP Merger.................Proposed merger between AEP and CSW where CSW would become a wholly-owned subsidiary of AEP
Agreement and Stipulation..Agreement and stipulation between SWEPCO and the
                           Louisiana Commission staff in SWEPCO's rate
                           proceeding in Louisiana
ALJ........................Administrative Law Judge
CSW........................Central and South West Corporation, Dallas, Texas
CSW System.................CSW and its subsidiaries
Exchange Act...............Securities Exchange Act of 1934, as amended
FERC.......................Federal Energy Regulatory Commission
Louisiana Commission.......Louisiana Public Service Commission
SWEPCO.....................Southwestern Electric Power Company, Shreveport,
                           Louisiana












FORWARD-LOOKING INFORMATION
This report made by CSW and certain of its subsidiaries contains forward-looking statements within the meaning of Section 21E of the Exchange Act. Although CSW and each of its subsidiaries believe that their expectations are based on reasonable assumptions, any such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to:

- the impact of general economic changes in the United States and in countries in which CSW either currently has made or in the future may make investments,
- the impact of the proposed AEP Merger including any regulatory conditions imposed on the merger or the inability to consummate the AEP Merger,
- increased competition and the restructuring of the electric utility industry in the United States,
- federal and state regulatory developments and changes in law which may have a substantial adverse impact on the value of CSW System generating and other assets,
-  timing and adequacy of rate relief,
-  adverse changes in electric load and customer growth,
-  climatic changes or unexpected changes in weather patterns,
-  changing fuel prices, generating plant and distribution facility performance,
-  decommissioning costs associated with nuclear generating facilities,
- costs associated with any year 2000 computer related failure(s) within the CSW System, with the electric grid or with supplier(s) that adversely affect the CSW System and
-  risks associated with hedging and other risk management techniques.




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ITEM 5.  OTHER EVENTS

      AEP Merger
      On November 23, 1999, AEP and CSW issued a news release related to the AEP Merger, which is attached as an exhibit.


      SWEPCO Agreement and Stipulation
      On November 17, 1999, the Louisiana Commission approved the Agreement and Stipulation that will reduce rates by approximately $11 million per year for SWEPCO's Louisiana retail customers. The new rates will become effective with the December 1999 billing period. As a result of the approved Agreement and Stipulation, SWEPCO's annual earnings will decrease by approximately $8.4 million for the year 2000 and beyond.

      See CSW's and SWEPCO's combined quarterly report on Form 10-Q for the period ending September 30, 1999 for additional information on the Agreement and Stipulation.

      On December 7, 1999, SWEPCO issued a news release related to the Louisiana Commission's approval of the Agreement and Stipulation, which is attached as an exhibit.



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits.

      Exhibit 99.1 - News release dated November 23, 1999 issued by AEP and CSW related to the FERC ALJ initial decision concerning the AEP Merger.

      Exhibit 99.2 - News release dated December 7, 1999 issued by SWEPCO related to the Louisiana Commission's approval of the Agreement and Stipulation.





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SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                        CENTRAL AND SOUTH WEST CORPORATION

Date:  December 7, 1999

                        By:  /s/ Lawrence B. Connors
                                 Lawrence B. Connors
                             Controller and Chief Accounting Officer
                                (Principal Accounting Officer)



                        CENTRAL POWER AND LIGHT COMPANY
                        PUBLIC SERVICE COMPANY OF OKLAHOMA
                        SOUTHWESTERN ELECTRIC POWER COMPANY
                        WEST TEXAS UTILITIES COMPANY


Date:  December 7, 1999

                        By:  /s/ R. Russell Davis
                                 R. Russell Davis
                             Controller and Chief Accounting Officer
                                (Principal Accounting Officer)